Exhibit 99.2 Herc Rentals Acquisition of H&E Equipment Services Scaling Herc’s Premier Platform and Accelerating Strategy for Industry Leading Growth and Superior Value Creation 1 February 18, 2025

Forward-Looking Statements Cautionary Note Regarding Forward Looking Statements This communication includes “forward-looking statements,” within the meaning of Section 21E of the Securities Exchange Form 10-K, Quarterly Reports on Form 10-Q and in the other filings with the SEC by each of the Company and H&E. All Act, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include forward-looking statements are expressly qualified in their entirety by such cautionary statements. We undertake no statements related to the Company, H&E and the proposed acquisition of H&E by the Company that involve substantial obligation to update or revise forward-looking statements that have been made to reflect events or circumstances that risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by arise after the date made or to reflect the occurrence of unanticipated events. such statements. Forward-looking statements in this communication include, among other things, statements about the Additional Information and Where to Find It potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of each of the Company and H&E, expected valuation and re-rating The tender offer described herein has not yet commenced, and this communication is neither an offer to purchase nor a opportunities for the combined company, and the anticipated timing of closing of the proposed transaction. Forward- solicitation of an offer to sell shares, nor is it a substitute for any offer materials that the Company and its acquisition looking statements are generally identified by the words estimates, expects, anticipates, projects, plans, intends, subsidiary, HR Merger Sub Inc. (“Merger Sub”), will file with the U.S. Securities and Exchange Commission (the “SEC”). At believes, forecasts, looks, and future or conditional verbs, such as will, should, could or may, as well as the time the tender offer is commenced, the Company and Merger Sub will file a tender offer statement on Schedule TO variations of such words or similar expressions. All forward-looking statements are based upon our current expectations and the Company will file a registration statement on Form S-4. THE TENDER OFFER MATERIALS (INCLUDING AN and various assumptions and apply only as of the date of this communication. Our expectations, beliefs and projections OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that MATERIALS) AND THE FORM S-4 WILL CONTAIN IMPORTANT INFORMATION. H&E STOCKHOLDERS ARE URGED our expectations, beliefs and projections will be achieved or that the completion and anticipated benefits of the proposed TO READ THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE transaction can be guaranteed, and actual results may differ materially from those projected. You should not place undue BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF H&E SECURITIES SHOULD reliance on forward-looking statements. CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The tender offer materials will be made available to holders of H&E stock at no expense to them. The tender offer materials will be made There are a number of risks, uncertainties and other important factors that could cause our actual results to differ available for free at the SEC’s web site (http://www.sec.gov). Additional copies may be obtained for free by contacting materially from those suggested by our forward-looking statements, including, but not limited to, (i) the possibility that the either the Company or H&E. Copies of the documents filed with the SEC by H&E will be available free of charge on H&E’s sufficient number of H&E’s shares are not validly tendered into the tender offer to meet the minimum condition; (ii) the website at https://investor.he-equipment.com/. Copies of the documents filed with the SEC by the Company will also be Company’s ability to implement its plans, forecasts and other expectations with respect to H&E’s business after the available free of charge on the Company’s website at https://ir.hercrentals.com/. completion of the proposed transaction and realized expected synergies; (iii) the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be In addition to the tender offer materials, the Company and H&E file annual, quarterly and current reports, proxy statements realized or will not be realized within the expected time period; (iv) the Company and H&E may be unable to obtain and other information with the SEC, which are available to the public at the SEC’s web site (http://www.sec.gov). regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the Information Regarding Non-GAAP Financial Measures anticipated benefits of the proposed transaction as a condition to obtaining regulatory approvals; (v) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (vi) problems may arise in In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the successfully integrating the businesses of the Company and H&E, including, without limitation, problems associated with Company has provided certain information in this communication that is not calculated according to GAAP (“non-GAAP”), the potential loss of any key employees, customers, suppliers and other counterparties of H&E; (vii) the proposed such as adjusted EBITDA. Management uses these non-GAAP measures to evaluate operating performance and period- transaction may involve unexpected costs, including, without limitation, the exposure to any unrecorded liabilities or over-period performance of our core business without regard to potential distortions, and believes that investors will unidentified issues during the due diligence investigation of H&E or that are not covered by insurance, as well as potential likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently unfavorable accounting treatment and unexpected increases in taxes; (viii) the Company’s business may suffer as a result used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. of uncertainty surrounding the proposed transaction, any adverse effects on our ability to maintain relationships with Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in customers, employees and suppliers; (ix) the occurrence of any event, change to other circumstances that could give rise accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For to the termination of the merger agreement, the failure of the closing conditions included in the merger agreement to be the definitions of these terms, further information about management’s use of these measures as well as a reconciliation satisfied, or any other failure to consummate the proposed transaction; (x) any negative effects of the announcement of of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules the proposed transaction of the financing thereof on the market price of the Company common stock or other securities; that accompany this communication. (xi) the industry may be subject to future risks including those set forth in the “Risk Factors” section in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and in the other filings with the SEC by each of the Company and H&E; (xii) United Rentals, Inc. may make a superior offer; and (xiii) Herc may not achieve its valuation or re-rating opportunities. The foregoing list of factors is not exhaustive. Investors should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company and H&E, including those described in the Annual Reports on 2

Scaling Herc's Premier Platform and Accelerating Strategy for Industry Leading Growth and Superior Value Creation

- **Immediately accelerates Herc's proven strategy:** substantially expanded footprint, increased density in key regions with economies of scale, geographic and customer diversification, and larger and younger fleet
- **Significantly accretive:** High single digit accretive to Herc's cash EPS in 2026 and ramping to greater than 20% upon realization of run-rate synergies
  - ROIC in excess of cost of capital within three years of closing
- **Substantial cost and revenue synergies:** ~$300 million of incremental EBITDA[2] by end of year 3, with superior free cash flow conversion characteristics
- **Highly achievable revenue synergies and levers for future growth:** extending Herc's product breadth, solution-based selling and technology capabilities to H&E's diverse customer base as well as network expansion
- **Prudently capitalized:** projected net leverage below 3.0x and in targeted range within 24 months of closing; Herc will maintain the current dividend
- **Shared commitment to excellence:** Merges two companies with combined +120 years of industry experience and teams with shared priorities of excellence in customer service and safety

Attractive Pro Forma Financial Profile[1,2]

~$5.2B	~$2.5B
Revenue	Adj. EBITDA (Synergized)
~$10B	**~48%**
Fleet OEC	Adj. EBITDA Margin (Synergized)

HercRentals®

1. Shown on a pro forma basis for the twelve-month period ending 9/30/2024. Fleet OEC for Herc as of 12/31/2024.
2. Synergies shown reflect 100% of run-rate cost synergies of $125 million and EBITDA impact of run-rate revenue synergies of $175 million.

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Transaction Overview

Providing H&E Shareholders with Immediate Premium Value, Upside Opportunity and Clear Path to Close

Consideration	• 75% cash / 25% stock: $78.75 in cash and 0.1287 shares of newly issued Herc stock • H&E shareholders to own 14.1% of combined company • Implied value of $104.89 per Herc share based on Herc's 10-day VWAP as of February 14, 2025 – 7.4x EV / 2025E Adj. EBITDA multiple, including estimated tax benefits – 6.3x EV / 2025E Adj. EBITDA multiple, including estimated run-rate cost synergies and estimated tax benefits – 5.2x EV / 2025E Adj. EBITDA multiple, including estimated run-rate revenue synergies, cost synergies and estimated tax benefits
Synergies and Re-rating	• ~$300 million of incremental EBITDA from cost and revenue synergy realization by end of year three following close • Synergies have high free cash flow conversion (incremental run-rate capex only ~15% of incremental EBITDA) • Expected multiple uplift driven by financial performance, scale and growth opportunity of combined company
Board of Directors	• 2 H&E directors to join Herc's Board
Timing / Approvals	• Subject to: – Termination of United Rentals agreement and entry of definitive agreement with H&E – Tender of a majority of H&E's outstanding shares – Customary regulatory approvals and closing conditions • Expected mid-year 2025 close • No financing condition. Herc has obtained $4.5B of fully committed financing

HercRentals®

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Herc is Making This Proposal from Position of Strength

Accelerates Existing Strategy for Industry Leading Growth and Superior Value Creation

- Grow the Core
- Expand Specialty
- Elevate Technology
- Allocate Capital
- Execute at Highest Level

~544%

Total Shareholder Return since spin-off completion on July 1, 2016

Equipment Rental Revenue*


$3,189
$1,544
2020
2024

Total Revenue*


$3,568
$1,780
2020
2024

Adj. EBITDA*


$1,583
$689
2020
2024

Herc has Proven Experience Successfully Integrating Businesses to Drive Value

Invested $2+ billion in 50+ acquisitions in last four years allowing Herc to:

- Meet customer demand
- Grow local account revenue
- Elevate national account capabilities and enhance ability to pursue mega project opportunities
- Enhance revenue mix through specialty cross-selling
- Generate consistent ROIC in excess of cost of capital for matured acquisitions

HercRentals®

* ($ in millions)

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H&E: High-Quality Rental Platform H&E Overview • A leading U.S. general rental company with a focus on heavy construction and industrial equipment • Attractive footprint that spans many high-growth regions, including the Gulf Coast, Southeast, Mid-Atlantic, Midwest, Southwest and the West • Young, premium-branded fleet • Added 50 greenfield locations organically and 16 branch locations through acquisitions since 2021 HQ: Baton Rouge, LA ~ ~ ~ ~ ~ $1.5B $696M ~160 64K 41 2,900 1 1 Revenue EBITDA Locations Fleet Units Months Talented 2 Fleet Average Age Employees 1. Metrics reflect twelve-month period ending 9/30/2024. 2. As of 9/30/2024 per latest public disclosures. 6

Substantially Expanded Footprint, Increased Density in Key Regions and Enhanced Geographic Diversification ~160 locations 453 locations A leading presence in 11 of the top 20 rental regions Improved urban density in Top 10 Rental MSA 7 of the top 10 rental regions HQ: Bonita Springs, FL ~600 branches with a fleet original HQ: Baton Rouge, LA equipment cost of ~$10 billion 7

Clear Line of Sight to $300 Million of Incremental EBITDA

~$175 million of Adj. EBITDA[1] from revenue synergies fully realized by end of year 3



Value-Added Offerings
Solution-based selling, technology and sales strategies
General Rental Opportunity
Deploying Herc's general rental fleet to complete H&E branch offering
Specialty
Investment in specialty and other to align sales mix to Herc's fleet composition between general rental and specialty

~$240 million of revenue synergies including ~10% dis-synergies

~$125 million of estimated run-rate cost synergies largely achieved by the end of year 2



Other
Operating
G&A

1. Assumes EBITDA flow-through of ~70%.

HercRentals® 8

Revenue Synergies Driven by Specialty Cross Selling…

Herc has a broad specialty products offering…

- Power Generation
- Pump
- HVAC
- Floor Care, Restoration
- Trench Shoring
- ProContractor tools
- ProResources industrial tools

~$1.6B of OEC fleet is specialty fleet offered in ~155 locations

…And a track record of growing its specialty offering across its network

- Proven track record of capturing revenue synergies
- For fully matured acquisitions (>24 months), Herc achieved target synergized multiple

H&E provides substantial white space to leverage this proven expertise

- H&E is predominantly general rental with significant opportunity to bring Herc's specialty fleet and expertise in rental solutions to their customers


HercRentals

Broad specialty offering commands **>800 bps higher profit margin on average** vs. general rental as an *expert solutions offering*

HercRentals®
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…General Rental Opportunities… Herc’s more expansive product breath combined with H&E’s expanded location network propels larger share of wallet across all customer accounts Herc offers: • 10x more category classes • Electric and hybrid equipment options • Technology-enabled rental products and solutions • Expanded network benefits national accounts 10

…And Value-Added Offerings Extending Herc’s industry leading solution-based selling, technology capabilities and sales strategies to H&E’s diverse customer base • Innovative customer-facing technology • Proprietary rental system, which has applications including ProControl, Optimus and On the Go • Customized business intelligence Business Intelligence Tools tools built with Salesforce, Telematics and Qlik • Herc Go-to-Market sales strategy • National Accounts sales strategy 11

Significant Value Creation Opportunity Through Re-Rating and Synergies Value Creation Opportunity Meaningful Opportunity to Enhance Shareholder Value 100% of Run-Rate Illustrative % of Identified ▪ ~$125 million run-rate cost synergies largely achieved by A B A Cost Synergies Revenue Synergies Realized + end of year two 100% ▪ ~$175 million Adj. EBITDA upside from revenue synergies 50% 75% B (~$175mm) realized by end of year three ▪ Synergies have high free cash flow conversion (incremental run-rate capex represents only ~15% of C $314 $325 $335 7.50x incremental EBITDA) and a discounted cash flow value of approximately $3 billion ▪ Anticipated multiple re-rating represents incremental value C creation opportunity, delivering greater value to Herc and 7.00x $276 $286 $295 H&E shareholders 1 EV / NTM EBITDA Multiples 10.1x 10.2x 8.0x 6.50x $238 $247 $256 7.3x 6.0x $200 $209 $217 6.00x Herc Ashtead URI 2 WSC MGRC Source: FactSet as of 2/14/2025. 1. EBITDA metrics burdened by stock-based compensation. Note: Underlying Ashtead financials shown on 2. URI metrics shown as of January 13, 2025. GAAP basis. 12 Illustrative PF Trading Multiple

Scaling Herc's Premier Platform and Accelerating Strategy for Industry Leading Growth and Superior Value Creation

Highly strategic acquisition that expands footprint across the United States, increases density in key regions, enhances geographic and customer diversification and creates a larger and younger fleet

Joins respected companies with a combined +120 years of industry experience and teams with shared priorities of excellence in customer service and safety

High single digit accretive to Herc's cash EPS in 2026, ramping to greater than 20% upon full realization of synergies

ROIC in excess of cost of capital within three years of closing

$300 million incremental EBITDA opportunity by end of year 3

- ~$125 million of estimated run-rate cost synergies
- ~$175 million of Adj. EBITDA from revenue synergies

Prudently capitalized, returning to below 3.0x, in stated target range, within 24 months of closing

Substantial upside opportunity to both Herc and H&E shareholders through significant synergies and re-rating opportunity

HercRentals®
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Reconciliation of Net Income to Adjusted EBITDA 14